Exhibit 10.3

eNow, Inc.

CONVERTIBLE PROMISSORY NOTE

PURCHASE AGREEMENT

July 13, 2021

THE SECURITIES MAY BE SOLD ONLY TO “ACCREDITED INVESTORS”, WHICH FOR NATURAL PERSONS, ARE INVESTORS WHO MEET CERTAIN MINIMUM ANNUAL INCOME OR NET WORTH THRESHOLDS.

THE SECURITIES ARE BEING OFFERED IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ARE NOT REQUIRED TO COMPLY WITH SPECIFIC DISCLOSURE REQUIREMENTS THAT APPLY TO REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE MERITS OF OR GIVEN ITS APPROVAL TO THE SECURITIES, THE TERMS OF THE OFFERING, OR THE ACCURACY OR COMPLETENESS OF ANY OFFERING MATERIALS.

THE SECURITIES ARE SUBJECT TO LEGAL RESTRICTIONS ON TRANSFER AND RESALE AND INVESTORS SHOULD NOT ASSUME THEY WILL BE ABLE TO RESELL THEIR SECURITIES.

INVESTING IN SECURITIES INVOLVES RISK, AND INVESTORS SHOULD BE ABLE TO BEAR THE LOSS OF THEIR INVESTMENT.

eNow, Inc.

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This Convertible Promissory Note Purchase Agreement (the “Agreement”) is made as of July 13, 2021 (the “Effective Date”) by and among eNow, Inc., a Delaware corporation (the “Company”), XL Hybrids, Inc., a Delaware corporation (the “Lead Investor”) and such other persons and entities named on the Schedule of Purchasers attached hereto (including the Lead Investor, each individually, a “Purchaser” and collectively, the “Purchasers”).

Recital

To provide the Company with additional resources to conduct its business, the Purchasers are willing to loan to Company in one or more disbursements up to an aggregate amount of $6,000,000, subject to the conditions specified herein.

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Loan

1.1 The Loan. Subject to the terms of this Agreement, each Purchaser agrees to lend to the Company at the Closing (as hereinafter defined) the amount set forth opposite such Purchaser’s name on the Schedule of Purchasers attached to this Agreement (each, a “Loan Amount”) against the issuance and delivery by the Company of a convertible promissory note for such amount, in substantially the form attached hereto as Exhibit A (each, a “Note” and collectively, the “Notes”).

2.	Closing and Delivery

2.1 Closing. The initial closing of the sale and purchase of the Notes (the “Initial Closing”) shall be held on the Effective Date, or at such other time as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the “Initial Closing Date”). The term “Closing” shall apply to the Initial Closing and any Additional Closing (as hereinafter defined).

2.2 Subsequent Sales of Notes. At any time on or before December 31, 2021, the Company may sell Notes representing up to the balance of the authorized principal amount to additional purchasers (who may include purchasers, who shall be subject to the prior written consent of the Lead Purchaser, which shall not be unreasonably withheld, conditioned or delayed, from prior closings, the “Additional Purchasers”) not sold at the Initial Closing and previous Additional Closings, if any (each an “Additional Closing”). Each sale at an Additional Closing shall be made on the terms and conditions set forth in this Agreement and (i) the representations and warranties of the Company set forth in Section 3 hereof shall speak as of the Closing and the Company shall have no obligation to update any disclosure related thereto, and (ii) the representations and warranties of the Additional Purchasers in Section 4 hereof shall speak as of such Additional Closing. This Agreement, including without limitation, the Schedule of Purchasers, may only be amended by the Company with the consent of the Lead Purchaser to include any Additional Purchasers upon the execution by such Additional Purchasers of a counterpart signature page hereto. Any Notes sold pursuant to this Section 2.2 shall be deemed to be “Notes,” for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

2.3 Delivery. At the Initial Closing and each Additional Closing, as applicable, (i) each Purchaser shall deliver to the Company a check or wire transfer funds in the amount of such Purchaser’s Loan Amount; and (ii) the Company shall issue and deliver to each Purchaser a Note in favor of such Purchaser payable in the principal amount of such Purchaser’s Loan Amount.

3.	Representations, Warranties the Company

The Company hereby represents and warrants to each Purchaser as of the Closing as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

Convertible Note Purchase Agreement

eNow, Inc.

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3.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to issue each Note (collectively, the “Loan Documents”) and all other closing deliverable contemplated hereby, and to carry out and perform its obligations under the terms of the Loan Documents.

3.3 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Loan Documents and the execution, delivery and performance of all obligations of the Company under the Loan Documents, including the issuance and delivery of the Notes and the reservation of the equity securities issuable upon conversion of the Notes (collectively, the “Conversion Securities”) has been taken or will be taken prior to the issuance of such Conversion Securities. The Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of the Loan Documents will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

3.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes and the Conversion Securities issuable upon conversion of the Notes or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority.

3.5 Compliance with Laws. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties.

3.6 Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a material adverse effect on the Company. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated by the Loan Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties that have not been properly waived or complied with. The sale of the Notes and the subsequent issuance of the Conversion Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.7 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.8 Use of Proceeds. The first $3,000,000 of proceeds shall only be used for working capital purposes; provided, any proceeds in excess of $3,000,000 (“Excess Proceeds”) shall be used to pay obligations pursuant to the Pre-Existing Convertible Notes (as defined in Section 5.1) and Pre-Existing Credit Facilities (as defined in Section 5.2), unless otherwise consented to by the Lead Investor.

4.	Representations and Warranties of the Purchasers

4.1 Purchase for Own Account. Each Purchaser represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

Convertible Note Purchase Agreement

eNow, Inc.

2.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) or member (or retired member) of such Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

4.5 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

5.	Special Conditions to Closing

Each Purchaser’s obligation to close hereunder shall be conditioned upon the satisfaction by the Company of the following conditions precedent to the reasonable satisfaction of the Lead Investor:

5.1 Pre-Existing Convertible Notes. Each convertible note issued by the Company and existing on or prior to the Initial Closing Date (the “Pre-Existing Convertible Notes”) shall (a) be amended such that (1) any payments made by the Company thereunder are subordinate to payments made to the holders of the Notes, (2) such Pre-Existing Convertible Notes must convert into a class of capital stock of the Company subordinate to the rights of the holders of the Conversion Securities, or (b) be paid in full and terminated. The Company may use Excess Proceeds, to the extent sufficient Excess Proceeds exist, to satisfy the condition contemplated by this Section 5.1 contemporaneously by repaying the existing Pre-Existing Convertible Notes, in full, with the Initial Closing.

5.2 Pre-Existing Credit Facilities. The Company shall have received consents, in a form reasonably acceptable to the Lead Purchaser, from applicable third parties in connection with each loan or credit facility made or offered to the Company on or prior to the Initial Closing Date (the “Pre-Existing Credit Facilities”) to the extent required to avoid an event of default under such Pre-Existing Credit Facilities, in a form reasonably acceptable to the Lead Purchaser. In lieu of such consent with respect to any specific Pre-Existing Credit Facility, the Company may use Excess Proceeds, to the extent sufficient Excess Proceeds exist, to satisfy any remaining obligations that exist under such Credit Facility contemporaneously with or as soon as possible following the Initial Closing.

Convertible Note Purchase Agreement

eNow, Inc.

3.

6.	Further Agreements

6.1 Protective Provisions. So long as the Notes remain outstanding, the Company shall not, without the vote or written consent from holders of the Requisite Holders,(as defined in Section 7.6), take any of the actions described requiring the approval of the Series A Preferred Director pursuant to the Company’s Certificate of Incorporation and the items described in the Protective Provisions of Attachment A to the Note, as well as (i) adversely and disproportionately alter or change the rights, preferences or privileges of the Notes, (ii) amend or waive any provision of the Company’s Certificate of Incorporation or By-laws in a manner that would adversely and disproportionately alter or change the rights, preferences or privileges of the Notes, the shares issued upon the conversion of the Notes or the rights of the shares issued upon the conversion of the Notes described in Attachment A to the Note, or (iii) and the rights and privileges of the Lead Purchaser under the Side Letter (as defined in the Note).

6.2 “Market Stand-Off” Agreement. Each Purchaser agrees that such Purchaser shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Purchaser (other than those included in the registration) during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), provided that all officers and directors of the Company are bound by and have entered into similar agreements. Each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the Purchaser’s obligations under Section 5.2 or that are necessary to give further effect to this Section 5.2. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Purchaser shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Act. The obligations described in this Section 5.2 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

6.3 Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6.4 Standstill. From the signing date hereof until December 31, 2021 (other than the Call Right (as defined in the Note), the Company agrees that it shall not solicit, encourage others to solicit, encourage or accept any offers for any investment in the Company, including the purchase or acquisition of any shares in the Company or any of its subsidiaries or affiliates (other than exercises of options), of all or any substantial part of the assets of the Company or any of its subsidiaries or affiliates, or proposals for any merger or consolidation involving the Company or any of its subsidiaries or affiliates, and it shall not negotiate with or enter into any agreement or understanding with any other person with respect thereto.

7.	Miscellaneous

7.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

Convertible Note Purchase Agreement

eNow, Inc.

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7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address on the signature page below, and to Purchaser at the addresses set forth on the Schedule of Purchasers attached hereto or at such other addresses as the Company or Purchaser may designate by 10 days advance written notice to the other parties hereto.

7.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the holders of the Notes representing a majority of the aggregate principal amount of all Notes then outstanding, which shall include the Lead Purchaser (the “Requisite Holders”). Any provision of the Notes may be amended or waived by the written consent of the Company and the Requisite Holders.

7.7 Expenses. The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

7.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under the Loan Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

7.9 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[signature page follows]

Convertible Note Purchase Agreement

eNow, Inc.

5.

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

Company:

eNow, Inc.

By:	/s/ Jeffrey C. Flath
Name:	Jeffrey C. Flath
Title:	President

Address:

133 Hallene Road
Warwick, RI 02886

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

XL Hybrids, Inc.

By:	/s/ Dimitri Kazarinoff
Name:	Dimitri Kazarinoff
Title:	CEO

Address:

145 Newton Street, Brighton, MA 02135

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

/s/ Ernest Abrahmson
Ernest Abrahmson

Address:

16 Sutton Place Apt 14a
New York, NY 10022

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

/s/ John Gibb
John Gibb

Address:

6597 Garrett Road
Buford, Ga. 30518

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

MORELOCK HOLDINGS

/s/ Ethan R. Garber
By:	Ethan R. Garber
Name:	Ethan R. Garber
Title:	Manager

Address:

319 East Scott Ave, #2
Knoxville, TN 37917

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

Jim Davis

Address:

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

In Witness Whereof, the parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

PURCHASER:

/s/ Arthur J. Epstein
Arthur J. Epstein

Address:

Convertible Note Purchase Agreement
eNow, Inc.	Signature Page

SCHEDULE OF PURCHASERS

As of

July ___, 2021

Name and Address of Purchaser	Loan Amount	Date of Investment
XL Hybrids, Inc.	$3,000,000
Ernest Abrahamson	$300,000
John Gibb	$10,000
Morelock Holdings, LLC	$100,000
Jim Davis	$500,000
Arthur Epstein	$500,000
TOTAL	$4,410,000.00

Convertible Note Purchase Agreement
eNow, Inc.	Schedule of Purchasers

Exhibit A

Form of Convertible Promissory Note

Convertible Note Purchase Agreement
eNow, Inc.	Exhibit A

Series B

Note 1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

eNow, Inc.

SENIOR CONVERTIBLE PROMISSORY NOTE

Note Principal Amount:	$3,000,000
Date of Note:	July _15, 2021

FOR VALUE RECEIVED, eNow, Inc., a Delaware corporation (the “Company”) promises to pay to XL Hybrids, Inc. (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of $3,000,000, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 8% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) December 31, 2022 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the “Notes” issued pursuant to the Note Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Applicable Maturity Date” has the meaning set forth in Section 4(a)(ii).

“Call Right” means the Call Right and the Right of First Refusal as described in that Letter Agreement by and between the Company and the Lead Investor dated as of the Initial Closing Date (the “Side Letter”).

“Call Right Termination” means the termination date of the Call Right, which shall be December 31, 2021, unless modified in accordance with the Side Letter.

“Capital Stock” shall mean the capital stock of the Company.

“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Existing Warrant” means each of the warrants issued by the Company and existing as of the Initial Closing Date, which collectively may be exercised for up to 5,146,458 shares of Common Stock of the Company, $0.00001 par value per share (“Common Stock”).

“Event of Default” has the meaning given in Section 2 hereof.

“Fully Diluted Capitalization” shall mean the total number of shares of outstanding Common Stock (assuming conversion of all securities convertible into Common Stock and exercise of all outstanding options and warrants).

“Initial Closing Date” shall have the meaning set forth in the Note Purchase Agreement.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors who have purchased Notes.

“Lead Investor” means XL Hybrids, Inc. a Delaware corporation.

“Majority in Interest of Investors” shall mean Persons holding more than 50% of the aggregate outstanding principal amount of the Notes; provided, a Majority in Interest of Investors shall include the Lead Investor.

“Note Purchase Agreement” shall mean the Note Purchase Agreement (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Note Purchase Agreement) party thereto.

“Notes” shall mean the convertible promissory notes issued by the Company that are substantially identical to this Note in all material respects, provided that the Notes may differ in the following respects: (i) the Date of Note, (ii) the Note Principal Amount, and (iii) the Investor.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Outstanding Balance” is the Principal Balance and all accrued interest under this Note as of the applicable date of determination.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Principal Balance” is the outstanding principal amount of an applicable Note.

“Securities Act” shall mean the Securities Act of 1933, as amended.

The “Series B Price” is equal to the quotient obtained by dividing (A) $17,000,000 by (B) the Series B Conversion Capitalization.

“Series B Conversion Capitalization” means the Fully Diluted Capitalization of the Company as of the Applicable Maturity Date, after giving effect to the exercise or expiration of any option, Existing Warrant, or Subordinate Convertible Note occurring on or prior to such Applicable Maturity Date, and further including the shares reserved or authorized for issuance under the Company’s equity incentive plan or any equity incentive plan, but excluding all other indebtedness which is converted into Series B Preferred Stock (including this Note and the other Notes issued under the Note Purchase Agreement).

“Series B Preferred Stock” means Capital Stock issued by the Company on the terms and conditions as set forth in the Memorandum of Terms attached hereto as Attachment A.

“Subordinate Convertible Note” means each Convertible Note issued by the Company prior to the Initial Closing Date.

The “Total Number of Conversion Shares” is equal to the quotient obtained by dividing (A) the Outstanding Balance by (B) the Series B Price, rounded down to the nearest whole share.

“Transaction Documents” shall mean this Note, each of the other Notes and the Note Purchase Agreement.

2. Payments

(a) Interest. Accrued interest on this Note shall be payable at maturity.

(b) Voluntary Prepayment. Subject to the prior approval of a Majority in Interest of Investors, the Company may prepay this Note at any time, in whole or in part, without any premium or penalty, provided that (i) any prepayment of this Note may only be made in connection with the prepayment of all Notes on a pro rata basis, based on the respective aggregate outstanding principal amounts of each such Note and (ii) any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) Business Days of the Company’s receipt of written notice to the Company of such failure to pay; or

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

4. Rights of Investor upon Default. Upon the occurrence of any Event of Default described in Section 2(a) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 3(b) and 3(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

5. Conversion

(a) Conversion on Applicable Maturity Date. In the event that (a) the Lead Investor has not exercised the Call Right on or prior to the Call Right Termination, or (b) the Lead Investor has exercised the Call Right on or prior to the Call Right Termination, but the Lead Investor and the Company have not, in good faith, executed a purchase agreement or consummated the transactions within the time period contemplated by the Side Letter (as the case may be, such date shall be the “Applicable Maturity Date”), then effective as of the Applicable Maturity Date but immediately after the exercise or termination of any options or Existing Warrants and conversion of any Subordinate Convertible Notes occurring on or prior to such Applicable Maturity Date, the Note shall automatically convert into the Total Number of Conversion Shares. The conversion contemplated hereby shall be subject to the payment or conversion of any remaining obligations pursuant to the Subordinate Convertible Notes into Capital Stock which has a subordinate distribution and liquidation preference to the Series B Preferred Stock.

(i) Conversion Procedure. The issuance of Series B Preferred Stock upon conversion of the Outstanding Balance pursuant to Section 5(a) shall be on the terms and conditions as set forth in the Memorandum of Terms attached hereto as Attachment A. Upon the B Conversion, the Investor hereby agrees to execute and deliver to the Company all Transaction Documents related to such conversion; provided, however, that such transaction documents are the same documents to be entered into with all other investors in connection with such conversion; and provided further that the Transaction Documents will not in any way limit the contractual rights of the Investor by virtue of the number of shares of Series B Preferred Stock to be held by the Investor upon conversion. Investor acknowledges that the Transaction Documents will contain customary representations and warranties and transfer restrictions (including a 180-day lock-up agreement in connection with an initial public offering).

(ii) Surrender and Cancellation of Note. In connection with any automatic conversion described in this Section 5(a), The Investor agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Investor agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the time of automatic conversion for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 5(a), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

(b) Change of Control

(i) Change of Control. If a Change of Control (including as a result of the exercise of the Call Right) occurs prior to any of the automatic conversion events set forth in Section 5(a), the Company shall pay the Investor simultaneously with the closing of such Change of Control, in complete satisfaction of this Note, an amount in cash equal to such Investor’s Percentage of the Change of Control Consideration, where such “Investor’s Percentage” shall equal (A) the Principal Balance of this Note divided by (B)(1) $17,000,000 plus (2) the aggregate Principal Balance of all Notes, and the “Change of Control Consideration” shall mean the total consideration payable to the Company or the shareholders of the Company, as the case may be, in connection with the Change of Control, prior to payment of all existing debt, transaction expenses, taxes and broker fees related to such Change of Control. Such payment shall be made in-kind with the consideration received by the Company or its shareholders and at such time or times received in connection with the Change of Control. To the extent practicable, the Company shall provide the Holder hereof at least five (5) days prior written notice of the proposed consummation of the Change of Control, specifying the date on which it is anticipated that the Change of Control will be consummated, the conversion price, the principal terms of the Change of Control and the aggregate proceeds to which the Investor will be entitled as a result to the Change of Control (the “Sale Notice”).

(c) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the Series B Price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(d) Notices of Record Date. In the event of:

(i) Any taking by the Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other Person or any consolidation or merger involving Company; or

(iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

6. Miscellaneous

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

(i) Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 6(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Majority in Interest of Investors.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall reduce the principal amount of this Note or the rate of interest of this Note, in either case without Investor’s written consent.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) if sent by electronic mail, upon confirmation of delivery when directed to the relevant email address, (iii) when delivered personally, (iv) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (v) one business day after being deposited with an overnight courier service of recognized standing or (vi) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f)   Usury. In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

Protective Provisions. Section 6.1 of the Note Purchase Agreement shall be incorporated herein, mutatis mutandis.

(Signature Page Follows)

Series B

Note 1

The Company has caused this Note to be issued as of the date first written above.

eNow, Inc.

By:	/s/ Jeffrey C. Flath

Jeffrey C. Flath, President

Signature Page to eNow, Inc. Convertible Note

Series B

Note 1

Agreed and Accepted:

XL Hybrids, Inc.

By:	/s/ Dimitri Kazarinoff
Name:	Dimitri Kazarinoff
Title:	CEO

Address:
145 Newton Street, Brighton, MA 02135

Signature Page to eNow, Inc. Convertible Note

Series B

Note 1

Attachment A

MEMORANDUM OF TERMS OF SERIES B PREFERRED STOCK

Set out below is a summary of the principal terms of the Proposed Transaction:

Type of Security:	Series B Preferred Stock (the “Series B Preferred Stock”), initially convertible on a 1:1 basis into shares of the Company’s Common Stock (“Common Stock”). The Series Seed Preferred Stock and Series A Preferred Stock shall be referred to herein as the “Existing Preferred Stock”, and, together with the Series B Preferred Stock, the “Preferred Stock”.

Terms:	Except as it relates to liquidation preference, or as otherwise set forth herein, the Series B Preferred Stock will have all rights, preferences and privileges equivalent to those of the Series A Preferred Stock, including any class-specific approval or other rights.

ADDITIONAL TERMS OF PREFERRED STOCK

Liquidation Preference:	In the event of any liquidation or winding up of the Company, the holders of the Series B Preferred Stock shall be entitled to receive in preference to the holders of the Existing Preferred Stock and the Common Stock a per share amount equal to the Original Purchase Price plus any declared but unpaid dividends (the “Liquidation Preference”). After the payment of the Liquidation Preference to the holders of the Preferred Stock, the remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and Common Stock.

A merger, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation as more specifically defined in the Company’s current Restated Certificate of Incorporation as amended to date (the “Current Charter”) (such transaction, a “Deemed Liquidation Event”) shall be deemed to be a liquidation. The holders of Preferred Stock shall be entitled to receive the greater of the amount such holders would receive as holders of Preferred Stock or had they converted to Common Stock in connection with any such Deemed Liquidation Event.

Conversion:	The holders of the Preferred Stock shall have the right to convert the Preferred Stock, at any time, into shares of Common Stock. The initial conversion rate of the Series B Preferred Stock shall be 1:1, and the conversion rate of the Existing Preferred Stock shall be in accordance with the Current Charter.

Mandatory Conversion:	All Series B Preferred Stock shall be automatically converted into Common Stock upon (i) the closing of an underwritten public offering of shares of Common Stock of the Company at a public offering price per share (prior to under-writing commissions and expenses) that values the Company at not less than 3x the Original Purchase Price in an offering of not less than $50 million, before deduction of underwriting discounts and registration expenses or (ii) approval of a Series B Majority (as defined below).

Anti-dilution Provisions:	The conversion price of the Preferred Stock will be subject to a broad-based weighted average adjustment to reduce dilution in the event that the Company issues additional equity securities (other than customary exclusions as set forth in the Current Charter) at a purchase price less than the applicable conversion price. The conversion price will also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

Voting Rights:	The Preferred Stock will vote together with the Common Stock and not as a separate class except as specifically provided herein or as otherwise required by law. Each share of Preferred Stock shall have a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Preferred Stock.

Board Observer:	XL Hybrids, Inc. (“XL”) or its affiliates shall have the right to designate one board observer, who shall, subject to customary limitations, be entitled to attend all meetings of the Board of Directors (the “Board”) and any committee thereof. Otherwise, the Board shall remain as currently contemplated.

The Company will reimburse all XL for the costs and expenses associated with attending meetings of the Board and other matters undertaken by them on behalf of the Company.

Protective Provisions:

So long as the Series B Preferred Stock remains outstanding, the Company shall not, without the vote or written consent from holders of at least a majority of the Series B Preferred Stock, including XL (the “Series B Majority”), take any of the actions described requiring the approval of the Series A Preferred Director pursuant to the Current Charter, as well as (i) adversely and disproportionately alter or change the rights, preferences or privileges of the Series B Preferred Stock, (ii) amend or waive any provision of the Company’s Certificate of Incorporation or By-laws in a manner that would adversely and disproportionately alter or change the rights, preferences or privileges of the Series B Preferred Stock, or (iii) increase or decrease the authorized number of shares of Series B Preferred Stock. It is understood that the creation of a senior to or pari passu series or class of stock shall not, by itself, trigger clauses (i) or (ii); nor shall the proportional differences in the amounts of respective issue prices, liquidation preferences, and conversion prices arising out of differences in the original issue price vis-à-vis other series or class of stock.

The Company’s charter will provide that, except as provided by law and indicated above, each series of Preferred Stock will vote together with all other series of Preferred Stock on all matters, and not as a separate series or class.

Drag-Along:	In connection with any Deemed Liquidation Event, all of the Company’s stockholders shall vote for any such Deemed Liquidation Event approved by (i) the Board; (ii) the approval of the holders of a majority of the Common Stock; and (iii) the holders of a majority of the Preferred Stock, which shall include XL for so long as it holds Preferred Stock, voting together as a separate class. The Company’s equity incentive plan will contain provisions binding all optionees to this provision.

Investor Rights:	The Series B Preferred Stock shall be considered “Registrable Securities” and the holders of Series B Preferred Stock shall be entitled to all rights afforded the Company’s existing investors pursuant to the Company’s existing financing agreements, including preemptive rights, information rights, rights of first refusal, registration rights, transfer rights, approval rights and any other rights of the Existing Preferred Stock (other than rights specifically addressed in this Summary of Terms) on no less favorable terms.